UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2014

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Abbott Laboratories held its Annual Meeting of Shareholders on April 25, 2014.  The following is a summary of the matters voted on at that meeting.

(1)         The shareholders elected Abbott’s entire Board of Directors.  The persons elected to Abbott’s Board of Directors and the number of shares cast for, the number of shares withheld, and the number of broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Alpern, M.D.	1,100,089,245	9,876,352	198,867,519
Roxanne S. Austin	982,429,179	127,536,418	198,867,519
Sally E. Blount, Ph.D.	1,100,001,533	9,964,064	198,867,519
W. James Farrell	1,091,117,044	18,848,553	198,867,519
Edward M. Liddy	1,081,176,590	28,789,007	198,867,519
Nancy McKinstry	1,086,070,051	23,895,546	198,867,519
Phebe N. Novakovic	1,100,104,264	9,861,332	198,867,519
William A. Osborn	1,084,394,773	25,570,824	198,867,519
Samuel C. Scott III	1,088,559,667	21,405,930	198,867,519
Glenn F. Tilton	1,069,248,847	40,716,750	198,867,519
Miles D. White	1,055,893,469	54,072,128	198,867,519

(2)         The shareholders ratified the appointment of Ernst & Young LLP as Abbott’s auditors.  The number of shares cast in favor of the ratification of Ernst & Young LLP, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,299,628,396	5,257,892	3,946,828	0

(3)         The shareholders voted to approve the compensation of Abbott’s named executive officers listed in the proxy statement for the 2014 annual meeting, with 94.71 percent of the votes cast voting “For” the proposal.  The shareholder vote is advisory and non-binding. The number of shares cast in favor of approval, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,051,232,268	47,871,246	10,862,083	198,867,519

(4)         The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors adopt a policy to identify and label all food products manufactured or sold under the company’s brand names or private labels that may contain genetically engineered ingredients, with 5.25 percent of the votes cast voting “For” the proposal.  The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
58,304,361	875,384,047	176,277,189	198,867,519

(5)         The shareholders rejected a shareholder proposal requesting that Abbott’s Board of Directors prepare a report, to be updated annually, containing certain disclosures about Abbott’s lobbying policy, procedures, and expenditures, with 6.26 percent of the votes cast voting “For” the proposal. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
69,415,769	876,803,470	163,746,358	198,867,519

(6)         As disclosed in the definitive additional materials on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2014, the shareholder proponents of the “Incentive Compensation — Compliance Costs” shareholder proposal (Item 6 on Proxy Card) withdrew the proposal prior to the Annual Meeting.  Accordingly, the proposal was not presented for a vote at the Annual Meeting and votes were not tabulated for the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: April 28, 2014	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer